Exhibit 99.1

FOR IMMEDIATE RELEASE

Select Medical and Dignity Health Announce Signing of a

Definitive Agreement to Combine Concentra and U.S. HealthWorks

This partnership will strengthen clinical care delivery for America’s workforce

MECHANICSBURG, PA and SAN FRANCISCO, CA — October 23, 2017 — Select Medical Holdings Corporation (“Select Medical”) (NYSE: SEM) and Dignity Health today announced the signing of a definitive agreement to combine Concentra Group Holdings, LLC (“Concentra”), an occupational medicine and urgent care service provider, with U.S. HealthWorks, Inc. (“U.S. HealthWorks”), a subsidiary of Dignity Health Holdings Company (“DHHC”), also a service provider in this sector. This partnership will strengthen the delivery of care through greater access and standardization of best practices improving the health and wellness services for employers and employees.

Subject to the satisfaction of closing conditions, the transaction will occur through an equity purchase and contribution agreement (the “Purchase Agreement”), whereby Concentra will acquire all of the issued and outstanding shares of stock of U.S. HealthWorks from DHHC. Following the closing of the transaction, Dignity Health will own a 20% equity interest in the combined entity holding Concentra and U.S. HealthWorks.

U.S. HealthWorks is an operator of occupational healthcare centers with approximately 250 medical and onsite clinics in 21 states. Concentra was created through a joint venture between Select Medical Corporation, a wholly-owned subsidiary of Select Medical (“SMC”), Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS”) and other minority equity holders including Cressey & Company (“Cressey”).

Earlier this year, Select Medical and Dignity Health formed a joint venture to construct and operate a 60-bed acute inpatient rehabilitation hospital in the greater Las Vegas, Nevada, metro area, expected to open in 2019. That agreement also includes joint operation of 12 outpatient rehabilitation clinics in the Las Vegas area. This partnership will expand upon the relationship.

“We are excited about our partnership with Dignity Health, which enables us to join forces and deliver best-in-class occupational medicine and urgent care to communities and corporate work sites nationwide,” said Robert A. Ortenzio, Executive Chairman and Co-Founder of Select Medical. “Together, we will provide high-value, outcome-based care for thousands of patients every day.”

“Caring for America’s workforce creates a healthier population which means more productivity for business, a stronger economy, and connected communities,” said Daniel Morissette, Dignity Health’s Senior Executive Vice President/Chief Financial Officer. “Combining the two organizations will strengthen the delivery of clinical care, standardize best practices and improve service for employers and employees.”

The transaction values U.S. HealthWorks at $753 million, subject to certain adjustments in accordance with the terms set forth in the Purchase Agreement. Dignity Health will receive a 20% equity interest in the combined entity, valued at $238 million, and the remainder of the purchase price in cash. In connection with closing the transaction, Concentra will also redeem certain of its outstanding equity interests from the existing minority equity holders (including WCAS and Cressey), such that SMC will retain a majority voting interest in the combined entity following the closing of the transaction. The transaction, which is targeted to close in the first quarter of 2018, is subject to a number of closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Select Medical began operations in 1997 and has grown to be one of the largest operators of specialty hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on the number of facilities. As of June 30, 2017, Select Medical operated 102 long term acute care hospitals and 21 acute medical rehabilitation hospitals in 28 states and 1,608 outpatient rehabilitation clinics in 37 states and the District of Columbia. Select Medical’s joint venture subsidiary, Concentra, operated 315 occupational health centers in 38 states. Concentra also provides contract services at employer worksites and Department of Veterans Affairs community-based outpatient clinics. At June 30, 2017, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

Dignity Health is one of the nation’s largest health care systems. As of June 30, 2017, Dignity Health operated more than 400 care centers, including hospitals, urgent and occupational care, imaging and surgery centers, home health, and primary care clinics in 22 states, through its network of more than 9,000 physicians and 63,000 employees. Headquartered in San Francisco, CA, Dignity Health is dedicated to providing compassionate, high-quality, and affordable patient-centered care with special attention to the poor and underserved. In its fiscal year ended June 30, 2017, Dignity Health provided $2.6 billion in charitable care and services. More information on Dignity Health is available at www.dignityhealth.org.

Goldman Sachs & Co. served as exclusive financial advisor, and Jones Day served as legal advisor, to Dignity Health in connection with the transaction. Dechert LLP served as legal advisor to Concentra and Select Medical in connection with the transaction.

Select Medical’s Forward-Looking Statements:

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•                       changes in government reimbursement for our services due to the implementation of healthcare reform legislation, deficit reduction measures, and/or new payment policies (including, for example, the expiration of the moratorium limiting the full application of the 25 Percent Rule that would reduce our Medicare payments for those patients admitted to a long term acute care hospital from a referring hospital in excess of an applicable percentage admissions threshold) may result in a reduction in net operating revenues, an increase in costs and a reduction in profitability;

•                       the impact of the Bipartisan Budget Act of 2013, which established payment limits for Medicare patients who do not meet specified criteria, may result in a reduction in net operating revenues and profitability of our long term acute care hospitals;

•                    the failure of our specialty hospitals to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

•                    the failure of our facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•                    a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•                    acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•                    private third-party payors for our services may adopt payment policies that could limit our future net operating revenues and profitability;

•                    the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•                    shortages in qualified nurses, therapists, physicians, or other licensed providers could increase our operating costs significantly or limit our ability to staff our facilities;

•                    competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•                    the loss of key members of our management team could significantly disrupt our operations;

•                    the effect of claims asserted against us could subject us to substantial uninsured liabilities; and

•                    other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of our quarterly reports on Form 10-Q and of the annual report on Form 10-K for the year ended December 31, 2016.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Select investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

Select Medical

ir@selectmedical.com

Dignity investor inquiries:

Lisa Zuckerman

Senior Vice President Treasury & Investing

Dignity Health

Lisa.Zuckerman@DignityHealth.org

Media inquiries:

Shelly Eckenroth

Vice President, Communications & Branding

Select Medical

seckenroth@selectmedical.com

Marie Kennedy

Vice President, Communications & Public Relations

Dignity Health

marie.kennedy@dignityhealth.org

SOURCE:                                         Select Medical Holdings Corporation

4714 Gettysburg Road

Mechanicsburg, PA 17055

NYSE Symbol: SEM